Exhibit 99.1

              Callaway Golf Announces Results for Third Quarter and
                           First Nine Months of 2004

    CARLSBAD, Calif.--(BUSINESS WIRE)--Oct. 19, 2004--Callaway Golf Company (NYSE:ELY) today announced its financial results for the quarter ended September 30, 2004. The Company reported net sales of $128.5 million, a net loss of $35.9 million, or a net loss of $0.53 per fully diluted share, on 67.8 million shares. Included in both the net loss and fully diluted net loss per share were charges of $4.4 million and $0.07, respectively, associated with the integration of the Top-Flite operations acquired in late 2003. On a pro forma basis, which excludes these charges, the Company reported a net loss of $31.5 million, or a net loss of $0.46 per fully diluted share, compared with "analyst consensus" estimates of a net loss of $0.45 per fully diluted share (which also excluded integration charges). Reported net sales, net income and fully diluted earnings per share for the same quarter in 2003 (which included two weeks of Top-Flite results) were $153.6 million, $2.3 million and $0.03 on 66.8 million shares, respectively.
    For the nine months ended September 30, 2004, the Company reported net sales of $790.2 million, net income of $18.4 million, and fully diluted earnings per share of $0.27 on 68.2 million shares. Net income and earnings per share for the nine-month period were reduced by $14.3 million and $0.20, respectively, due to charges associated with the integration of the Top-Flite operations. Excluding these charges, the Company's pro forma net income for the nine-month period was $32.6 million, and pro forma fully diluted earnings per share were $0.47. Reported net sales, net income and fully diluted earnings per share for the same period in 2003 (which included two weeks of Top-Flite results) were $667.4 million, $79.0 million and $1.19 on 66.3 million shares, respectively.
    "Our results in the third quarter reflect the challenges we are facing in the current marketplace and the effect of the actions we have taken to address these issues," said William C. Baker, Chairman and CEO. "The price reductions taken on 2004 products together with our decision to delay the timing of the launch of certain new products resulted in improved inventory levels at retail during the quarter, a trend we hope will continue as we prepare for 2005." Mr. Baker concluded by saying, "The management team is committed to the long term success of the company and the brand, and we are working together as a strong and focused team."
    For more details, including pro forma reconciliations to assist in year-over-year comparison, please see the attached "Supplemental Financial Information."
    In accordance with the Company's usual dividend practice, the next dividend will be determined by the Board of Directors at its upcoming meeting.

    BUSINESS OUTLOOK

    "As previously announced, the Company has suspended providing short term guidance in light of our current situation in the marketplace, the ongoing CEO transition process, and the Company's focus on strengthening the business in the long term," said Brad Holiday, Senior Executive Vice President and Chief Financial Officer. "Consistent with our business plan, we have announced three new product lines for launch in the fourth quarter of 2004. These products will target categories where retail inventory levels are not an issue and where we believe consumer response will be strong. They include Odyssey(R) White Steel(TM) putters, which use an innovative dual insert technology that suspends a milled stainless steel insert inside a modified White Hot(R) insert; Callaway Golf "Heavenwoods(R)", a new line of hybrid utility golf clubs; and Callaway Golf Big Bertha(R) Fusion(R) Irons, a new line of premium irons with exceptional playing qualities resulting from a unique and proprietary construction."

    The Company will be holding a conference call at 2:00 p.m. PDT on October 19, 2004, which will be hosted by William C. Baker, Chairman and CEO, and Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion of the conference call. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls. The replay pass code is 1386836 and the replay will be available through 9:00 p.m. PDT on October 26, 2004.

    Disclaimers

    Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the long-term success of the Company and its brands, future inventory levels, and the anticipated consumer response to the Company's new product lines, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to delays, difficulties or unanticipated costs in integrating the Top-Flite Golf and Callaway Golf assets, brands and businesses, the maintenance of good vendor relationships, adverse market and economic conditions, market acceptance of current and future products, adverse weather conditions (including the effects of the recent hurricanes in Florida and the east coast) and seasonality, competitive pressures, fluctuations in foreign currency exchange rates, delays, difficulties or increased costs in the manufacturing of the Company's golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company's golf club or ball products, any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, a decrease in participation levels in golf and the effect of terrorist activity or armed conflict on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    "Analyst Consensus" Estimates: Analyst consensus estimates repeated in this press release are based upon the public reports of Thomson First Call and are provided for informational purposes only. The Company does not support, endorse or otherwise adopt the estimates of analysts, either individually or as a group. The use of an analyst consensus estimate in this release or otherwise does not suggest or imply that the Company believes that such estimate provides a reasonable basis for evaluating, measuring or predicting the Company's performance.

    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude the 2004 charges associated with the integration of the Top-Flite Golf business acquired in late 2003. They also report the results of the Callaway Golf and Top-Flite operations each on a stand-alone basis, although such operations are not reportable business segments. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides useful information to investors by permitting additional relevant period-to-period comparisons of the historical operations of the Callaway Golf business excluding the operations of the recently acquired Top-Flite Golf business, as well as information concerning operations notwithstanding the Top-Flite integration charges. For certain non-GAAP financial measures, the Company has provided Supplemental Financial Information as an attachment to this press release which reconciles those non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. In other circumstances, the reconciling information is presented in the text of this press release.

    Callaway Golf Company makes and sells Big Bertha(R) Woods, Hybrids and Irons, including ERC(R) Fusion(R) Drivers and Fairway Woods, Great Big Bertha(R) II Titanium Drivers and Fairway Woods, Great Big Bertha II 415 Titanium Drivers, Big Bertha Titanium Drivers and Big Bertha Stainless Steel Fairway Woods, Big Bertha Heavenwood(R) Hybrids, Big Bertha Fusion Irons, Hawk Eye(R) VFT(R) Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead(R) X-16(R) and Steelhead X-16 Pro Series Stainless Steel Irons, the Game Enjoyment System(TM) of GES(TM) Golf Clubs, Callaway Golf Forged+ Wedges and Callaway Golf Forged Wedges, and Callaway Golf Tour Blue(TM) Putters. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Steel(TM), White Hot(R), TriHot(R), DFX(R), Dual Force(R) and 2-Ball Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Tour Balls, HX Blue and HX Red Balls, Big Bertha(TM) Blue and Big Bertha Red Balls, and the Warbird(R) Balls. Callaway Golf also owns and operates The Top-Flite Golf Company, a wholly owned subsidiary that includes the Top-Flite(R) and Ben Hogan(R) brands and Bettinardi Putters. The Trade In! Trade Up!(TM) program is owned and operated by Callaway Golf Company. For more information about Callaway Golf Company, please visit our websites at www.callawaygolf.com, www.topflite.com, www.odysseygolf.com and www.tradeintradeup.com.



                         Callaway Golf Company
            Consolidated Condensed Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)


                                            Quarter Ended
                                             September 30,
                                        ---------------------
                                          2004           2003
                                        ---------      ---------

Net sales                               $128,457  100% $153,634  100%
Cost of goods sold                       102,386   80%   83,414   54%
                                        ---------      ---------
Gross profit                              26,071   20%   70,220   46%
Operating expenses:
 Selling                                  58,300   45%   47,462   31%
 General and administrative               23,219   18%   14,684   10%
 Research and development                  7,855    6%    7,734    5%
                                        ---------      ---------
Total operating expenses                  89,374   70%   69,880   45%
Income (loss) from operations            (63,303) -49%      340    0%
Other income, net                          1,091          1,056
                                        ---------      ---------
Income (loss) before income taxes        (62,212) -48%    1,396    1%
Income tax benefit                       (26,317)          (938)
                                        ---------      ---------
Net income (loss)                       $(35,895) -28%   $2,334    2%
                                        =========      =========

Earnings (loss) per common share:
 Basic                                    ($0.53)         $0.04
 Diluted                                  ($0.53)         $0.03
Weighted-average shares outstanding:
 Basic                                    67,847         66,261
 Diluted                                  67,847         66,808


                                           Nine Months Ended
                                             September 30,
                                        -----------------------
                                           2004           2003
                                        ---------      ---------

Net sales                               $790,151  100% $667,430  100%
Cost of goods sold                       470,053   59%  332,878   50%
                                        ---------      ---------
Gross profit                             320,098   41%  334,552   50%
Operating expenses:
 Selling                                 203,991   26%  149,527   22%
 General and administrative               67,914    9%   43,154    6%
 Research and development                 23,523    3%   20,648    3%
                                        ---------      ---------
Total operating expenses                 295,428   37%  213,329   32%
Income from operations                    24,670    3%  121,223   18%
Other income (expense), net                 (230)         1,345
                                        ---------      ---------
Income before income taxes                24,440    3%  122,568   18%
Income tax provision                       6,075         43,613
                                        ---------      ---------
Net income                               $18,365    2%  $78,955   12%
                                        =========      =========

Earnings per common share:
 Basic                                     $0.27          $1.20
 Diluted                                   $0.27          $1.19
Weighted-average shares outstanding:
 Basic                                    67,641         65,936
 Diluted                                  68,235         66,295


                         Callaway Golf Company
                 Consolidated Condensed Balance Sheets
                            (In thousands)
                              (Unaudited)


                                                  September  December
                                                      30,       31,
                                                     2004      2003
                                                   --------- ---------
ASSETS
Current assets:
 Cash and cash equivalents                          $67,518   $47,340
 Accounts receivable, net                           114,857   100,664
 Inventories, net                                   161,462   185,389
 Deferred taxes                                      38,643    36,707
 Income tax receivable                               26,982         -
 Other current assets                                13,855    13,362
                                                   --------- ---------
    Total current assets                            423,317   383,462

Property, plant and equipment, net                  139,707   164,763
Intangible assets, net                              177,104   169,851
Deferred taxes                                            -    12,289
Other assets                                         15,193    18,201
                                                   --------- ---------
                                                   $755,321  $748,566
                                                   ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses              $75,528   $79,787
 Accrued employee compensation and benefits          25,990    25,544
 Accrued warranty expense                            12,577    12,627
 Income taxes payable                                     -    11,962
 Other current liabilities                               53       240
                                                   --------- ---------
    Total current liabilities                       114,148   130,160

Long-term liabilities                                29,558    29,023

Shareholders' equity                                611,615   589,383
                                                   --------- ---------
                                                   $755,321  $748,566
                                                   ========= =========


                         Callaway Golf Company
            Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                              (Unaudited)


                                                   Nine Months Ended
                                                     September 30,
                                                  -------------------
                                                      2004      2003
                                                  --------- ---------
Cash flows from operating activities:
 Net income                                        $18,365   $78,955
 Adjustments to reconcile net income to net cash
  used in operating activities:
   Depreciation and amortization                    38,342    30,447
   Loss on disposal of assets                        4,270     1,580
   Tax benefit for exercise of stock options         1,882    (1,623)
   Net non-cash foreign currency hedging losses
    (gains)                                          1,723     2,628
   Other                                            12,355       535
   Changes in assets and liabilities, net of
    effects of acquisition                         (30,805)   27,581
                                                  --------- ---------
 Net cash provided by operating activities          46,132   140,103
                                                  --------- ---------

Cash flows from investing activities:
 Acquisitions, net of cash acquired                 (9,204) (165,147)
 Captial expenditures                              (16,065)   (4,826)
 Other                                                 415       138
                                                  --------- ---------
 Net cash used in investing activities             (24,854) (169,835)
                                                  --------- ---------

Cash flows from financing activities:
 Issuance of Common Stock                           18,649    12,875
 Acquisition of Treasury Stock                      (6,298)   (3,220)
 Dividends paid, net                               (14,232)  (13,863)
 Other                                                   -    (2,590)
                                                  --------- ---------
 Net cash used in financing activities              (1,881)   (6,798)
                                                  --------- ---------

Effect of exchange rate changes on cash and cash
 equivalents                                           781       913
Net increase (decrease) in cash and cash
 equivalents                                        20,178   (35,617)
Cash and cash equivalents at beginning of period    47,340   108,452
                                                  --------- ---------
Cash and cash equivalents at end of period         $67,518   $72,835
                                                  ========= =========


                         Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                              (Unaudited)

                                     Net Sales by Product Category
                               --------------------------------------
                                   Quarter Ended
                                   September 30,    Growth/(Decline)
                                ------------------- -----------------
                                   2004      2003   Dollars  Percent
                                --------- --------- --------- -------
Net sales:
 Woods                           $14,329   $43,996  $(29,667)    -67%
 Irons                            36,298    56,136   (19,838)    -35%
 Putters                          15,588    26,983   (11,395)    -42%
 Golf balls                       41,128    14,121    27,007     191%
 Accessories and other            21,114    12,398     8,716      70%
                                --------- --------- ---------
                                $128,457  $153,634  $(25,177)    -16%
                                ========= ========= =========



                                    Net Sales by Product Category
                                -------------------------------------
                                  Nine Months Ended
                                    September 30,    Growth/(Decline)
                                ------------------- -----------------
                                    2004      2003   Dollars  Percent
                                --------- --------- --------- -------
Net sales:
 Woods                           $213,563  $213,898     $(335)      0%
 Irons                            219,792   242,729   (22,937)     -9%
 Putters                           81,731   118,074   (36,343)    -31%
 Golf balls                       187,755    43,395   144,360     333%
 Accessories and other             87,310    49,334    37,976      77%
                                 --------- --------- ---------
                                 $790,151  $667,430  $122,721      18%
                                 ========= ========= =========


                                          Net Sales by Region
                               --------------------------------------
                                   Quarter Ended
                                   September 30,    Growth/(Decline)
                                ------------------- -----------------
                                   2004      2003   Dollars  Percent
                                --------- --------- --------- -------
Net sales:
 United States                   $71,421   $77,691   $(6,270)     -8%
 Europe                           21,867    29,800    (7,933)    -27%
 Japan                            10,065    23,031   (12,966)    -56%
 Rest of Asia                      9,924    15,317    (5,393)    -35%
 Other foreign countries          15,180     7,795     7,385      95%
                                --------- --------- ---------
                                $128,457  $153,634  $(25,177)    -16%
                                ========= ========= =========


                                         Net Sales by Region
                                -------------------------------------
                                  Nine Months Ended
                                    September 30,    Growth/(Decline)
                                ------------------- -----------------
                                    2004      2003   Dollars  Percent
                                --------- --------- --------- -------
Net sales:
 United States                   $460,381  $370,194   $90,187      24%
 Europe                           146,922   123,881    23,041      19%
 Japan                             58,399    77,568   (19,169)    -25%
 Rest of Asia                      43,045    48,878    (5,833)    -12%
 Other foreign countries           81,404    46,909    34,495      74%
                                 --------- --------- ---------
                                 $790,151  $667,430  $122,721      18%
                                 ========= ========= =========


                                    Operating Segment Information
                               ---------------------------------------
                                  Quarter Ended     Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                  2004      2003      2004      2003
                               --------- --------- --------- ---------
Net sales:
 Golf clubs                     $87,329  $139,513  $602,396  $624,034
 Golf balls                      41,128    14,121   187,755    43,396
                               --------- --------- --------- ---------
                               $128,457  $153,634  $790,151  $667,430
                               ========= ========= ========= =========

Income (loss) before income
 taxes:
 Golf clubs                    $(39,631)  $17,436   $84,926  $170,192
 Golf balls                      (4,894)   (6,982)   (2,317)  (17,081)
 Reconciling items (1)          (17,687)   (9,058)  (58,169)  (30,543)
                               --------- --------- --------- ---------
                               $(62,212)   $1,396   $24,440  $122,568
                               ========= ========= ========= =========

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.


                         Callaway Golf Company
                  Supplemental Financial Information
                 (In thousands, except per share data)
                              (Unaudited)

                           Quarter Ended September 30,
                    --------------------------------------------------
                                     2004                      2003(a)
                    ---------------------------------------- ---------

                    Callaway  Top-Flite Integration
                       Golf      Golf     Charges    Total     Total
                    --------- --------- -------------------- ---------
Net sales            $89,788   $38,669         $-  $128,457  $153,634
Gross profit          22,107     8,784     (4,820)   26,071    70,220
% of sales                25%       23%       n/a        20%       46%
Operating expenses    68,925    17,801      2,648    89,374    69,880
                    --------- --------- ---------- --------- ---------
Income (loss) from
 operations          (46,818)   (9,017)    (7,468)  (63,303)      340
Other income
 (expense), net        1,319      (228)         -     1,091     1,056
                    --------- --------- ---------- --------- ---------
Income (loss)
 before income
 taxes               (45,499)   (9,245)    (7,468)  (62,212)    1,396
Income tax benefit   (19,650)   (3,569)    (3,098)  (26,317)     (938)
                    --------- --------- ---------- --------- ---------
Net income (loss)   $(25,849)  $(5,676)   $(4,370) $(35,895)   $2,334
                    ========= ========= ========== ========= =========
Diluted earnings
 (loss) per share     $(0.38)   $(0.08)    $(0.07)   $(0.53)    $0.03
Weighted-average shares
     outstanding      67,847    67,847     67,847    67,847    66,808


                            Nine Months Ended September 30,
                    --------------------------------------------------
                                      2004                     2003(a)
                    ---------------------------------------- ---------

                    Callaway  Top-Flite Integration
                       Golf      Golf     Charges    Total     Total
                    --------- --------- -------------------- ---------
Net sales           $614,557  $175,594         $-  $790,151  $667,430
Gross profit         278,490    55,766    (14,158)  320,098   334,552
% of sales                45%       32%       n/a        41%       50%
Operating expenses   221,886    64,436      9,106   295,428   213,329
                    --------- --------- ---------- --------- ---------
Income (loss) from
 operations           56,604    (8,670)   (23,264)   24,670   121,223
Other income
 (expense), net         (415)      185          -      (230)    1,345
                    --------- --------- ---------- --------- ---------
Income (loss)
 before income
 taxes                56,189    (8,485)   (23,264)   24,440   122,568
Income tax
 provision            18,362    (3,284)    (9,003)    6,075    43,613
                    --------- --------- ---------- --------- ---------
Net income (loss)    $37,827   $(5,201)  $(14,261)  $18,365   $78,955
                    ========= ========= ========== ========= =========
Diluted earnings
 (loss) per share      $0.55    $(0.08)    $(0.20)    $0.27     $1.19
Weighted-average shares
     outstanding      68,235    68,235     68,235    68,235    66,295


(a) During the latter part of 2003, Callaway Golf Company completed the acquisition of substantially all of the golf-related assets of The Top-Flite Golf Company. The results reported for the periods ended September 30, 2003 are primarily representative of the Callaway Golf and Odyssey brand operations, but also include 15 days of Top-Flite Golf operating results in the United States.



    CONTACT: Callaway Golf Company
             Brad Holiday or Larry Dorman, 760-931-1771